Exhibit 10.2

April 23, 2018

Brett Reynolds

5420 Feltl Road,

Minnetonka, Minnesota 55343

Dear Brett:

This letter, upon your signature, will serve as the Separation and Release of Claims agreement (this “Release”) between you, Cogentix Medical, Inc., a Minnesota corporation (“Cogentix”) and Laborie Medical Technologies, Corp., a Delaware corporation (“Laborie”) (Cogentix and Laborie and their respective affiliates, collectively, the “Companies”) on the terms of your separation from service at Cogentix:

1.	Separation from Service. You are separated from service as Senior Vice President and Chief Financial Officer of Cogentix, effective as of April 23, 2018 (the “Termination Date”). As of the Termination Date, you will cease to be an employee, officer, and director of Cogentix and any of its subsidiaries for which you hold any positions. For the avoidance of doubt, you will cease to provide any services to Cogentix and its subsidiaries as of the Termination Date, except as specifically required by this Release. Your separation from service will be treated as a termination without “cause” for all purposes, including for purposes of all compensation and benefit plans, policies, agreements, and arrangements for Cogentix and its subsidiaries in which you participate or to which you are a party (the “Cogentix Arrangements”).

2.	Separation Benefits. In consideration for your signing and not timely revoking this Release, you will be entitled to the following benefit (the “Separation Benefit”):

a.	a lump sum cash payment of $435,000 (representing the severance payment pursuant to Section 12 of your Employment Agreement, dated June 6, 2016 (the “Employment Agreement”, a copy of which is attached as Exhibit A”)), to be paid on Cogentix’s first regularly scheduled payroll date following the Release Effective Date.

3.	Accrued Benefits. In addition to the Separation Benefit and regardless of whether you sign this Release, upon the Termination Date, you will also be entitled to the following accrued amounts and benefits (the “Accrued Benefits”):

a.	if you qualify for and timely elect continued coverage under Cogentix’s group medical plan and/or group dental plan pursuant to Section 4980B of the Code (“COBRA”), reimbursement, on a monthly basis, of the amount you pay for such COBRA continuation coverage for a period not to exceed twelve (12) months following the Termination Date, within twenty (20) days of your request for reimbursement;

b.	a lump sum cash payment of $25,000 (representing a payment in lieu of termination notice pursuant to Section 11 of the Employment Agreement), to be paid on April 27, 2018; and

c.	a lump sum cash payment of $28,846.15 (representing your accrued but unused vacation through the Termination Date), to be paid on April 27, 2018.

4.	No Other Benefits. The Accrued Benefits represent all amounts owed to you (absent this Release) upon your separation from service with Cogentix, and include payment for all outstanding amounts, reimbursements, and payments that are owed to you by Cogentix or any of its subsidiaries as of the Termination Date, except for reimbursements of certain travel and other expenses incurred through the Termination Date, which you will submit in a final expense report by May 7, 2018 and which will be paid to you in accordance with Cogentix’s expense reimbursement policy. The Separation Benefit is in excess of any amounts owed to you but for your execution of this Release. Except as specifically provided in this Release and except for payments in respect of Cogentix stock, stock options, and restricted shares that you may be entitled to pursuant to the Agreement and Plan of Merger, dated as of March 11, 2018, by and among LM U.S. Parent, Inc., Camden Merger Sub, Inc., and Cogentix (the “Merger Agreement”), you will not be entitled to any further compensation or benefits from any of the Companies after the Termination Date.

5.	In return for the consideration of the Separation Benefit, to which you agree you are not otherwise entitled and the Accrued Benefits, you hereby covenant not to sue and fully and forever release and discharge the Companies and their officers, directors, shareholders, agents, members, attorneys, employees, former employees, and representatives, affiliates, predecessors, successors, subsidiaries, members, related entities and their directors, officers, employees, agents, and representatives (hereinafter collectively referred to as the “Released Parties”) from any and all claims, demands, damages, liens, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys’ fees, judgments, orders or liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, whether asserted or not asserted, which you may have through the date that this Release is signed, arising out of or in connection with your employment with the Companies and/or your separation from employment with the Companies (the “Released Claims”). These Released Claims include, but are not limited to, claims arising under federal, state, and local statutory or common law, and the law of contract and tort. These Released Claims further include, but are not limited to, any claims you may have under the Age Discrimination in Employment Act, as amended, the Americans with Disabilities Act, as amended, the Fair Labor Standards Act, as amended, Title VII of the Civil Rights Act of 1964, as amended, and the Minnesota Payment of Wages Act.

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6.	You agree that, except as required or expressly permitted by law, you will not do or say anything that a reasonable person would expect at the time would have the effect of diminishing or constraining the goodwill and good reputation of the Released Parties, and you will not disparage or seek to injure the reputation of the Released Parties. This Release does not in any way restrict or impede you from exercising protected rights to the extent that such rights cannot be waived by agreement, or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order. You must promptly provide written notice of any such order to Cogentix. Unless required by law, you also agree to the following:

a.	You will not disclose or use any information regarding the Released Parties’ “confidential information” (as defined in the Team Member Confidentiality, Inventions, Non-Compete and Non-Solicitation Agreement that you previously entered into with Cogentix (the “Confidentiality Agreement”), a copy of which is attached as Exhibit B), with such definition of “confidential information” being extended to all of the Released Parties.

b.	You agree that you have returned or will return by the Termination Date any property or assets of the Companies and assigns, including but not limited to keys, records, computers, peripherals, computer files and disks, notes, memoranda, models, inventory and equipment and every item and every document (including any items, documents, material or information that is stored, maintained, or accessible by electronic or computerized means, and which may be further described below) in your possession or control that is the Companies’ property or contains the Companies’ information, in whatever form.

c.	Cogentix has provided you with the following notice of immunity rights in compliance with the requirements of the Defend Trade Secrets Act of 2016: (i) you will not be held criminally or civilly liable under any federal, state, or local trade secret law for the disclosure of confidential information that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, (ii) you will not be held criminally or civilly liable under any federal, state, or local trade secret law for the disclosure of confidential information that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal, and (iii) if you file a lawsuit for retaliation by the Companies for reporting a suspected violation of law, you may disclose the confidential information to your attorney and use the confidential information in the court proceeding, as long as you file any document containing the confidential information under seal, and do not disclose the confidential information, except pursuant to court order.

7.

You acknowledge that the provisions of Paragraph 6 are of unique and substantial value to the Companies, and that in the event that you breach any of the provisions of Paragraph 6, the Companies shall have the right to immediately obtain an injunction or

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decree of specific performance from any court of competent jurisdiction to restrain you from violating such provisions or to compel you to perform such undertakings or agreements. You agree that monetary relief cannot remedy a breach of the provisions of Paragraph 6, and therefore an injunction is justifiable. Even if any violation occurs by you and regardless of whether the Companies obtain legal, equitable or other relief against you, you agree that you will remain subject to all of the terms of this Release.

8.	This Release affects important rights and includes a release of any and all claims arising out of any alleged violations of your rights while employed, including, but not limited to, any claims under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. § 621 et seq. Because this Release affects important rights, you are advised to consult with an attorney prior to executing this Release.

9.	You have twenty-one (21) days from the date you receive this Release to fully review and consider whether or not you wish to agree to all of its terms and conditions and to advise the Cogentix of the same. You may take as much of that time as you wish before signing, but in no event should you sign this agreement prior to April 23, 2018, your last day of employment. To accept the terms of this Release, please date and sign this Release and return it to: Cogentix Medical, Inc., Human Resources, Attn: Karly Sybrant, 5420 Feltl Road, Minnetonka, Minnesota 55343.

10.	You are advised that should you sign this Release, accepting its terms and conditions, you will have a period of seven (7) days from the date of acceptance to change your mind and revoke this Release. If you decide to revoke this Release, then you must deliver written notice to Cogentix Medical, Inc., Human Resources, Attn: Karly Sybrant, 5420 Feltl Road, Minnetonka, Minnesota 55343, within such 7-day period. The other terms and conditions contained herein will not be enforceable by the parties hereto until the expiration of this seven (7) day period (the date after the expiration of this period to be the “Release Effective Date”).

11.	You represent that you have no pending claims against any of the Released Parties.

12.	You agree and acknowledge that none of the Released Parties have made any representations regarding the tax consequences of any funds received pursuant to this Release.

13.	This Release shall not in any way be construed as an admission by any of the Released Parties that they acted wrongfully with respect to you or that you have any rights against any of these persons.

14.	The provisions of this Release are severable and if any part of it is found to be unenforceable the other provisions shall remain fully and validly enforceable. In the event of a dispute hereunder, the language of all valid provisions of this Release shall be interpreted in accordance with its fair meaning and shall not be interpreted either for or against any of the parties hereto on the ground that such party drafted or caused to be drafted this Release or any part hereto.

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15.	No breach of any provision or provisions of this Release by any party hereto can be waived unless done so expressly and in writing. Express waiver of any one breach shall not be deemed a waiver of any other breach of the same provision or any other provision of this Release.

16.	This Release contains the full understanding between you, Cogentix and Laborie concerning your separation from service with Cogentix and its subsidiaries. For the avoidance of doubt, this Release will not cancel or otherwise supersede any contractual or similar restrictions on your post-employment activities, including under the Confidentiality Agreement, or any rights you have as an officer or director of Cogentix or any of its subsidiaries pursuant to and in accordance with Section 6.5 of the Merger Agreement. This Release may not be amended without the prior written consent of the party hereto affected, and no consent will be effective unless it specifically identifies the term(s) of this Release that are being amended.

17.	This Release is personal to you and without the prior written consent of Cogentix and Laborie will not be assignable by you otherwise than by will or the laws of descent and distribution. The Companies may assign their rights and obligations under this Release and this Release will inure to the benefit of and be binding upon the Companies and their successors and assigns.

18.	You agree that this Release shall be governed by and construed in accordance with the law of the State of Minnesota, without regard to its choice of law principles. Subject to any applicable arbitration or similar agreement between you and Cogentix then in effect, for purposes of resolving any dispute that arises directly or indirectly from the relationship of the parties hereto evidenced by this Release, the parties hereto submit to and consent to the exclusive jurisdiction of the State of Minnesota, and any related litigation will be conducted solely in the courts of Hennepin County, Minnesota or the federal courts for the United States for the District of Minnesota, where this Release is made and/or to be performed, and no other courts.

19.	You acknowledge that you voluntarily enter into this Release with a full and complete understanding of its terms and legal effect. You represent that you were advised to consult with legal counsel about the provisions of this Release before signing below.

Brett, Cogentix would like to thank you for your service, and we wish you every success in your future endeavors.

[Signature page follows.]

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/s/ Darin R. Hammers

Representative of Cogentix Medical, Inc.

Dated: April 23, 2018

/s/ Michael Frazzette

Representative of Laborie Medical Technologies, Corp.

Dated: April 23, 2018

PLEASE READ CAREFULLY. THIS SEPARATION AND GENERAL RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS THROUGH THE DATE OF YOUR SIGNATURE

Accepted and agreed to:

/s/ Brett Reynolds
Brett Reynolds

Dated: April 23, 2018

Exhibit A

EMPLOYMENT AGREEMENT

This Employment Agreement (together with any Exhibits hereto, this “Agreement”) is made and entered into effective this 6th day of June, 2016, between Cogentix Medical, Inc., a Minnesota corporation (the “Company”) and Brett Reynolds (“Employee”) (each a “Party” and together the “Parties.”).

WHEREAS, the Company is a global medical company that provides proprietary, innovative technologies to specialty markets including urology, gynecology, bariatric medicine, critical care, gastroenterology, otolaryngology, and pulmonology.

WHEREAS, the Company and the Employee desire to set forth in this Agreement the terms under which Employee will serve as Chief Financial Officer of the Company.

NOW, THEREFORE, the Parties agree as follows.

1. EMPLOYMENT. The Company hereby employs Employee as the Senior Vice President and Chief Financial Officer of the Company and Employee accepts such employment. Employee agrees to serve the Company with undivided loyalty, to the best of his ability promote the interests and business of the Company, and devote his full business time, energy and skill to such employment.

2. DUTIES AND POWERS.

(a) Employee shall report to the President and Chief Executive Officer of the Company.

(b) Employee shall perform such duties as a Chief Financial Officer would customarily perform and such other duties as may be assigned to him from time to time by the President and Chief Executive Officer.

3. TERM. The term of this Agreement shall commence on June 13, 2016 (the “Start Date”) and shall continue indefinitely, until such time, if any, that this Agreement is terminated pursuant to Section 11 herein.

4. BASE SALARY. The Company shall pay to Employee a Base Salary of Two Hundred Sixty Thousand Dollars ($260,000) per year, which shall be paid in installments at least twice per month in accordance with the Company’s normal payroll practices as are in effect from time to time. Such amount shall be reviewed on an annual basis and may be adjusted pursuant to the mutual agreement of the Company and Employee.

5. BONUS. During the Term, beginning with the fiscal year ending December 31, 2016, Employee shall be entitled to participate in the annual cash incentive program established by the Board of Directors, and such bonus program shall include provisions allowing Employee to achieve a bonus equal to 40% of the base salary paid to Employee for such fiscal year if performance is achieved at the target performance established for such plan, prorated for days of service in Calendar Year 2016 to include days of service from previous employment dates The

Bonus, if any, will be paid no later than seventy-five (75) days following the last day of the fiscal year in which such incentive compensation is earned. Employee must be employed on the date the Bonus is paid to be eligible for the Bonus, except as otherwise provided in Section 11 of this Agreement.

6. OPTIONS AND RESTRICTED STOCK. Effective upon the Start Date, Employee shall be granted (a) an option to purchase 150,000 shares of the Company’s common stock (the “Option”) and (b) 70,000 shares of restricted stock (the “Restricted Stock”). The Option shall have an exercise price equal to the last sale price of such Common Stock as quoted on the Nasdaq on the Start Date, shall have a term of seven years, shall not be exercisable on the date of grant, but shall become exercisable with respect to a cumulative 50,000 shares on the first, second and third anniversaries of the Start Date (provided that the Employee remains an employee of the Company on such dates), and shall have other provisions, including provisions relating to the acceleration of vesting in the event of a Change of Control, as are contained in the Company’s 2006 Amended Stock and Incentive Plan and form stock option agreement. The Restricted Stock shall be subject to a risk of forfeiture back to the Company in the event the Employee’s employment with the Company is terminated, for any reason, which risk of forfeiture shall lapse (the Restricted Stock shall vest) with respect to a cumulative one-third of the shares on the first, second and third anniversary of the Start Date, but shall also lapse in the event of a Change of Control, as set forth in the Company’s 2015 Omnibus Incentive Plan award agreement.

7. LONG TERM INCENTIVE PLAN. During the term of Employee’s employment with the Company, the Company shall provide to Employee the right to participate in the Company’s Long Term Incentive Plan, as may be amended from time to time, per the terms set forth in Exhibit A to this Agreement.

8. FRINGE BENEFITS. During the term of Employee’s employment with the Company, the Company shall provide to Employee the right to participate in all fringe benefits and perquisites are made available to employees or executives of the Company from time to time, including, without limitation, health-care coverage provided by the Company or a third party under contract with the Company, and four weeks per year paid vacation. Vacation will be administered in accordance with Company policy. Fringe benefits may be modified or discontinued at the sole discretion of the Company.

9. REIMBURSEMENT OF BUSINESS EXPENSES. The Company shall reimburse Employee for the reasonable and necessary expenses incurred in connection with the performance of him duties in accordance with the rules and regulations of the Internal Revenue Service under the Internal Revenue Code of 1986, as amended (the “Code”) and the policies and procedures of the Company governing such expenses, upon presentation of appropriate vouchers for said expenses.

10. CONFIDENTIALITY AGREEMENT. Employee confirms that he executed that certain Team Member Confidentiality, Inventions, Non-Compete and Non-Solicitation Agreement dated as of the same date as this Agreement (the “Confidentiality Agreement”), and that such Confidentiality Agreement is, and shall remain effective during and, to the extent specified therein, beyond the Term of this Agreement.

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11. TERMINATION. Employee’s employment with the Company may be terminated by the Company or Employee, with or without Cause, upon thirty (30) days’ written notice to the other Party. Such employment may also be terminated immediately by the Company by written notice to Employee for the following events which would constitute “Cause”: (a) Employee’s commission of a felony or any other crime that in the Company’s judgment has an adverse effect on the Company, its standing or reputation; (b) Employee’s theft or embezzlement of the intellectual or physical property of the Company or any of its customers, clients, agents or employees; (c) Employee’s fraudulent or dishonest act with respect to any business of the Company; or (d) Employee’s breach of his fiduciary duty to the Company or of any agreement made between Employee and the Company, including, without limitation, the Confidentiality Agreement. In no event shall termination for Cause be based solely on Employee’s employment performance.

12. SEVERANCE PAYMENT.

(a) Subject to the provisions of this Section 12, if Employee’s employment under this Agreement is terminated:

(i)	by the Company or its successors or assigns without Cause at any time other than during the two years following a Change of Control, the Company, or such successors or assigns, shall pay to Employee an amount equal to twelve times his monthly base salary and an amount equal to the Employee’s targeted bonus; or

(ii)	by the Company or its successors or assigns without Cause, or by the Employee for Good Reason, within the two years following a Change of Control, the Company, or such successors or assigns, shall pay to Employee an amount equal to twelve times Employee’s monthly base salary and an amount equal to Employee’s targeted bonus.

(b) For purposes of this Section 12:

(i)	“Change in Control” shall have the meaning set forth in Section 12(i) of the Company’s 2015 Omnibus Incentive Plan award agreement.

(ii)	“Good Reason” shall mean:

(A)	the Company’s imposition of material and adverse changes, without the Employee’s consent, in the Employee’s principal duties, responsibilities, status, reporting relationship, title or authority, or the Company’s assignment of duties inconsistent with the Employee’s position;

(B)	a material reduction in the Employee’s annual base salary or target annual incentive compensation opportunity;

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(C)	the Company moving its principal executive offices (Minnetonka, MN) more than 50 miles from its current location without the Employee’s consent; or

(D)	the Company’s material breach of this Agreement; and

in the case of each of (iii)(A)—(D), such condition remains uncured by the Company after receipt of thirty (30) days prior written notice of the existence of such condition.

(c) The Company shall have no obligation to make any payment under this Section 12 if the Employee is in material breach of this Agreement or the Confidentiality Agreement.

(d) Payment of severance compensation shall be subject to and contingent upon the Executive’s execution of a full and final Release of Claims in a form satisfactory to the Company. Such payments will not commence until after the expiration of all applicable revocation periods set forth in the Release.

(e) The Company has also agreed to reimburse Employee for an amount equal to twelve (12) full month(s) of COBRA premiums to continue Employee’s coverage, should Employee be eligible for and elect COBRA coverage. It is solely Employee’s responsibility to enroll in COBRA and to make the monthly premium payments on a timely basis. If Employee does not timely enroll in and pay for COBRA, Employee will not be eligible to receive COBRA reimbursement. Employee can submit a request for reimbursement to the Company after each premium payment is made. The Company will reimburse Employee within 20 days of receipt of Employee’s request.

13. SECTION 409A COMPLIANCE. The payments under this Agreement are intended to be exempt from the requirements of sections 409A(a)(2), (3), and (4) of the Code as (i) non-taxable benefits, (ii) welfare benefits within the meaning of Treas. Reg. Sec. 1.409A-1(a)(5), and (iii) short-term deferrals under Treas. Reg. Sec. 1.409A-1(b)(4); provided, however, if any payment is or becomes subject to the requirements of Code section 409A, the Agreement as it relates to such payment is intended to comply with the requirements of section 409A of the Code. For all purposes under section 409A of the Code, each payment under this Agreement shall be treated as a separate payment. Notwithstanding anything in the Agreement to the contrary, if, at the time of Employee’s termination of employment, Employee is a “specified employee” (within the meaning of section 409A of the Code), then to the extent any payment under this Agreement is determined by the Company to be deferred compensation subject to the requirements of section 409A of the Code, payment of such deferred compensation shall be suspended and not made until the first day of the month next following the end of the 6-month period following Employee’s termination, or, if earlier, upon Employee’s death.

14. EXCISE TAX. Notwithstanding anything contained in this Agreement to the contrary, to the extent that the payments and benefits provided under this Agreement and benefits provided to, or for the benefit of, the Employee under any other Company plan or agreement (such payments or benefits are collectively referred to as the “Payments”) would be

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subject to the excise tax (the “Excise Tax”) imposed under Section 4999 of the Code, the Payments shall be reduced (but not below zero) if and to the extent necessary so that no Payment to be made or benefit to be provided to Employee shall be subject to the Excise Tax (such reduced amount is hereinafter referred to as the “Limited Payment Amount”). Unless the Employee shall have given prior written notice specifying a different order to the Company to effectuate the foregoing, the Company shall reduce or eliminate the Payments, by first reducing or eliminating the portion of the Payments which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the Determination (as hereinafter defined). Any notice given by Employee pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing the Employee’s rights and entitlements to any benefits or compensation.

15. SEVERABILITY. If any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, invalid or unenforceable, such provision shall be construed and enforced as if it had been more narrowly drawn so as not to be illegal, invalid or unenforceable, and such illegality, invalidity or unenforceability shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

16. ATTORNEYS’ FEES AND COSTS. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing Party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which he or it may be entitled.

17. WAIVER OF BREACH. Any waiver by either Party of compliance with any provision of this Agreement by the other Party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such Party of a provision of this Agreement.

18. AMENDMENT. This Agreement may be amended only in writing, manually signed by both Parties.

19. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the Parties with regard to all matters contained herein. Other than those agreements referred to in this Agreement, there are no other agreements, conditions or representations, oral or written, expressed or implied, with regard thereto. This Agreement supersedes all prior agreements, if any, relating to the employment of Employee by the Company.

20. BINDING EFFECT. This Agreement is and shall be binding upon the heirs, personal representatives, legal representatives, successors and assigns of the Parties hereto; provided, however, Employee may not assign this Agreement.

21. NO THIRD PARTY BENEFICIARIES. Nothing herein expressed or implied is intended or shall be construed as conferring upon or giving to any person, firm or corporation other than the Parties hereto any rights or benefits under or by reason of this Agreement.

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22. NOTICES. Any notice to be given under this Agreement by either Employee or the Company shall be in writing and shall be effective upon personal delivery, or delivery by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the Party at the Party’s last known address of record. Notice delivered personally shall be deemed given as of actual receipt and mailed notices shall be deemed given as of three business days after mailing.

23. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same agreement.

24. GOVERNING LAW. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Minnesota, without giving effect to conflict of law principles of any jurisdiction. In the event of any controversy, claim or dispute between the Parties arising out of or relating to this Agreement, such controversy, claim or dispute must be filed exclusively in state or federal court in Hennepin County, Minnesota.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above:

COGENTIX MEDICAL, INC.		EMPLOYEE:

By:		By:	/s/ Brett Reynolds
	Darin Hammers, President and CEO		Brett Reynolds

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Exhibit B

TEAM MEMBER

CONFIDENTIALITY, INVENTIONS, NON-COMPETE AND

NON-SOLICITATION AGREEMENT

In consideration of the receipt of future payments from Cogentix Medical and/or its subsidiaries and affiliates (“CGNT or “the Company”) in the form of compensation for employment services or otherwise, and/or the opportunity to purchase stock of the Company, and/or the receipt of stock of the Company, and/or other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned (the “Undersigned”) hereby agrees as follows:

1. Compensation for Services Performed. The Undersigned acknowledges and agrees that for the consideration above stated, the Undersigned will from time to time in the future work, consult and/or perform services with, for, on behalf of or in conjunction with the Company.

2. Prior Agreements. The Undersigned and the Company agree that this Team Member Confidentiality, Inventions, Non-Compete and Non-Solicitation Agreement shall supersede as of the effective date written below, any prior agreements entered into between the Undersigned and the Company relating to the subject matter of this Agreement, specifically, but not limited to, the Team Member Patent and Confidential Information Agreement, if applicable.

3. Definitions.

a. CONFIDENTIAL INFORMATION means information developed by the Undersigned as a result of the Undersigned’s consultation, work or services with, for, on behalf of or in conjunction with the Company, and any information relating to the Company’s processes and products, including, but not limited to, information relating to research, development, manufacturing, sales and marketing, customer lists and other customer-specific information such as pricing and purchasing history, know-how, formulas, product ideas, product development, inventions, trade secrets, patents, patent applications, systems, products, programs and techniques and any secret, proprietary or confidential information, knowledge or data of the Company. All information disclosed to the Undersigned, or to which the Undersigned obtains access, whether originated by the Undersigned or by others, which is treated by the Company as CONFIDENTIAL INFORMATION, or which the Undersigned has reasonable basis to believe is CONFIDENTIAL INFORMATION, will be presumed to be CONFIDENTIAL INFORMATION.

The term CONFIDENTIAL INFORMATION will not apply to information which (1) the Undersigned can establish by documentation known to the Undersigned prior to receipt by the Undersigned from the Company; (ii) is lawfully disclosed to the Undersigned by a third party not deriving the same from the Company; or (iii) is presently in the public domain or becomes a part of the public domain through no fault of the Undersigned.

b. INVENTIONS means discoveries, improvements, inventions, ideas and works of authorship (whether patentable or copyrightable) conceived or made by the Undersigned, either solely or jointly with others, relating to any consultation, work or services performed by the Undersigned with, for, on behalf of or in conjunction with the Company or based on or derived from CONFIDENTIAL INFORMATION. If Undersigned requests exclusion from this Agreement of any ideas, concepts, processes, improvements, INVENTIONS and copyrightable material, provided that he/she conceived or originated the same prior to his/her employment with the Company, the Undersigned shall list all such ideas, concepts, etc., in the attached Addendum.

4. Inventions. With respect to INVENTIONS, as defined above, (irrespective of whether such INVENTIONS are made on particular days during which the Undersigned consults, works or renders any service with, for, or to the Company), the Undersigned agrees that any INVENTION shall be the sole and exclusive property of the Company and further agrees:

a.	during the period of employment and for the six (6) months thereafter, to promptly and fully inform the Company in writing of such INVENTIONS, and will hold such INVENTIONS in trust for the Company’s sole right and benefit;

b.	to assign and hereby does assign to the Company all of the Undersigned’s rights to such INVENTIONS, and to applications for patents and/or copyright registrations, to patents and/or copyright registrations granted, and to any other registration of intellectual property upon such INVENTIONS in the United States or in any country foreign thereto;

c.	to acknowledge and deliver promptly to the Company (without charge to the Company but at the expense of the Company) such written instruments and do such other acts as may be necessary, in the opinion of the Company, to obtain and maintain patents and/or copyright registrations and to vest the entire right and title thereto in the Company.

d.	to acknowledge that any documents, drawings, computer software or other work of authorship prepared by Undersigned while a team member of the Company shall be deemed to be “Works Made for Hire” within the meaning of 17 U.S.C. 201(b) and that, accordingly, the Company exclusively owns all copyright rights in such works of authorship; provided, however, that “works made for hire” does not include works of authorship that (i) do not relate in any way to any subject matter pertaining to the Undersigned’s employment or other engagement; (ii) do not relate in any way to the existing or reasonably foreseeable business, products, services, projects or CONFIDENTIAL INFORMATION of the Company; or (iii) do not involve the use of any time, material or facility of the Company;

e.	that in the event any such works cannot be deemed Works Made for Hire, the Undersigned hereby assigns any rights the Undersigned may have in them to the Company and hereby forever waives and agrees never to assert any and all Moral Rights the Undersigned may have in or with respect to any such works. “Moral Rights” means any rights to claim authorship of a work, to object to or prevent any distortion or other modification of a work, or to withdraw from circulation or control the publication or distribution of a work, and any similar right, now or in the future existing under the law of any country in the world, regardless of whether or not such right is denominated or generally referred to as a Moral Right; and

f.	that in the event of any dispute, arbitration or litigation concerning whether an invention, improvement or discovery made or conceived by the Undersigned is the property of the Company, such invention, improvement or discovery will be presumed the property of the Company and the Undersigned will bear the burden of establishing otherwise.

Notice. This is to notify the Undersigned that this Agreement does not apply to an INVENTION for which no equipment, supplies, facility, trade secret or CONFIDENTIAL INFORMATION of the Company was used and which was developed entirely on the Undersigned’s own time, and (1) which does not relate (a) directly to the business of the Company or (b) to the Company’s actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by the Undersigned for the Company.

5. Confidential Information.

a. Except as required by the Undersigned’s consultation, work or services with, for, on behalf of or in conjunction with the Company, the Undersigned will hold any CONFIDENTIAL INFORMATION in the strictest of confidence and never use, disclose or publish any CONFIDENTIAL INFORMATION without the prior written express permission of the Company. The Undersigned agrees to maintain control over any CONFIDENTIAL INFORMATION obtained and restrict access thereto to those of the Undersigned’s fellow team members, agents or other associated parties who have a need to use such CONFIDENTIAL INFORMATION for the intended purpose. The Undersigned agrees to advise and inform any party to whom Undersigned has provided access to the CONFIDENTIAL INFORMATION of its confidential nature and the Undersigned agrees to ensure that such associated parties be bound by the terms and obligations of this Agreement.

b. The Undersigned further agrees that the Company will have the right to refuse publication of any papers prepared by the Undersigned as a result of the Undersigned’s consultation, work or services with, for, on behalf of or in conjunction with the Company. Proposed publications referring to the Undersigned’s consultation, work, services and activities with, for, on behalf of or in conjunction with the Company, or referring to any information developed therefrom, will be submitted by the Undersigned to the Company prior to publication, for approval and review to insure that the Company’s position with respect to patent applications, trade secrets, CONFIDENTIAL INFORMATION, INVENTIONS, marketing programs, etc., are not adversely affected by publication disclosures. The Undersigned agrees to abide by the Company’s decisions in these matters.

6. Return of Company Property. All documents and tangible items provided to Undersigned by the Company or created by Undersigned for use in connection with his/her employment by or association with the Company. whether CONFIDENTIAL INFORMATION or not, are the property of the Company and shall be promptly returned to the Company upon termination of employment or association with the Company, or at any prior time at the Company’s request, together with all copies, recordings, notes or reproductions of any kind made from or about the documents and tangible items or the information they contain. The Undersigned acknowledges and agrees that all such documents and tangible materials, and copies or duplicates thereof, including the Undersigned’s own notes, are the Company’s property. After returning these documents and tangible items, the Undersigned will immediately and permanently delete from any electronic media in the Undersigned’s possession, custody, or control (such as computers, mobile phones, hand-held devices, tablets, back-up devices, zip drives, MP3 players, PDAs, etc.) or to which the Undersigned has access (such as the cloud, remote e-mail exchange servers, back-up servers, off-site storage, etc.), all Company documents or electronically stored images and other data or data compilations stored in any medium from which such information can be obtained. Undersigned also agrees to provide the Company with list of any documents that the Undersigned created or is otherwise aware that are password-protected and the password(s) necessary to access such password-protected documents.

7. Non-Compete/Non-Solicitation. The Undersigned agrees that during the period the Undersigned is employed by or otherwise associated with the Company and for a period of twelve (12) months thereafter, the Undersigned will not, without the prior written consent of the Company, directly or indirectly, engage in any of the following actions:

a. Render services, advice, or assistance to any corporation, person, organization or other entity which engages in the marketing, selling, production, design or development of any concepts, products or services which are in competition with the Company in an area in which the Undersigned has performed work, has been provided information about, or has had access to (including products, goods, services or procedures currently being researched or under development by the Company), or engage in any such activities in any capacity whatsoever, directly or indirectly, alone or with another person or entity, including, without limitation, as an employee, a team member, independent contractor, consultant, advisor, officer, director, manager, beneficial owner, partner, member or greater than 3% shareholder. The restrictions contained in this Section 7 will not prevent the Undersigned from becoming employed with or providing consulting services to a large diversified organization with separate and distinct divisions that do not compete, directly or indirectly, with the Company, but only if: (i) the Company first receives written assurances from the prospective employer and the Undersigned, satisfactory to the Company in its reasonable discretion, confirming that the Undersigned will render no services, directly or indirectly, to any divisions or business units that compete with the business of the Company and (ii) the Company’s Chief Executive Officer gives written approval for the Undersigned to provide the proposed employment or consulting services. By signing this Agreement, Employee acknowledges and agrees that should the Undersigned’s employment with the Company end, the restrictions on the Undersigned’s activities referenced in this Agreement will not prevent the Undersigned from earning a living.

b. Induce, solicit, endeavor to entice or attempt to induce any customer, supplier, licensee, licensor or other business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any such customer, vendor, licensee, licensor or other business relation and the Company.

c. Induce, solicit, hire, encourage, endeavor to entice or attempt to induce any team member of the Company to leave the employ of the Company, or to work for, render services or provide advice to or supply confidential business information or trade secrets of the Company to any third person or entity, or to in any way interfere adversely with the relationship between any such team member and the Company. If the Undersigned is approached by a team member regarding potential employment at a new employer, the Undersigned will inform the team member of this non-solicitation obligation and refrain from engaging in any communication with the team member regarding such opportunities.

8. Conflict of Interest/Duty of Loyalty. The Undersigned agrees not to engage in any conduct which might result in, or create the appearance of using the Undersigned’s position for private gain, or otherwise create a conflict of interest or the appearance of a conflict of interest with the Company. Such conduct includes without limitation having an undisclosed financial interest in any vendor or supplier of the Company, accepting payments of any kind or gifts other than of a nominal value from vendors, customers or suppliers, or having an undisclosed relationship with a family member or other individual who is employed by any entity in active or potential competition with the Company, and which creates a conflict of interest.

While still employed at the Company, the Undersigned may not: (1) engage in any activity that deprives or could potentially deprive the Company of a business opportunity; (2) establish, operate, participate in advise or assist to establish in an manner whatsoever any business that does or would compete with the Company; (3) take any preliminary or preparatory steps toward establishing or operating such a business; or (4) otherwise engage in activities detrimental to the Company.

9. Remedies. The Undersigned recognizes that harm may result to the Company and its business if Undersigned breaches any provision of this Agreement, and that CONFIDENTIAL INFORMATION and INVENTIONS are among CGNT’s most valuable assets and their value may be unwittingly destroyed by casual dissemination. Therefore, in the event of a breach or threatened breach of any provision of this Agreement, the Company shall have the right, in addition to any other remedies available to it, to preliminary and permanent injunctive relief restraining the Undersigned from violating the terms of this Agreement, it being acknowledged that other remedies at law are inadequate. The Company shall also be entitled to an equitable accounting of all profits or benefits arising out of such violation, and to the repayment of all profits, compensation, commissions, fees, royalties, or other financial rewards which the Undersigned or any other entity or person may realize as a result of the Undersigned’s violations of this Agreement. These rights and remedies shall be cumulative and in addition to any other rights or remedies to which CGNT may be entitled. CGNT may also recover from Undersigned its attorneys’ fees and costs in any action for breach of this Agreement in which the Company substantially prevails.

10. Severability. Wherever possible, each provision of this Agreement will be interpreted so that it is valid under applicable law. If any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, invalid or unenforceable, such provision shall be construed and enforced as if it had been more narrowly drawn so as not to be illegal, invalid or unenforceable, and such illegality, invalidity or unenforceability shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

11. Authority. The Undersigned warrants to the Company that (a) the Undersigned has the right to enter into this Agreement; (b) the Undersigned has no obligations to any other person or entity which are in conflict with the Undersigned’s ability to perform service to the Company or the Undersigned’s obligations under this Agreement; (c) the Undersigned has not brought and will not bring to the Company any trade secret, confidential information, or any other property belonging to a third party including any former employer; and (d) in the event the Undersigned has disclosed information to the Company, created any original materials or used any proprietary information in consulting, working or rendering services with, for or to the Company, the Undersigned has the right to disclose, create or use such information or materials, as applicable, and such disclosure, creation or use will not violate any privacy, proprietary or other rights of others. The Undersigned agrees to indemnify and hold the Company harmless against any expenses, damages, costs, losses or fees (including legal fees) incurred by the Company in any suit claim or proceeding brought by a third party and which is based on facts which constitute a breach of the above warranties.

12. Miscellaneous. This Agreement may only be amended or waived in a written document manually signed both by the Undersigned and the Company’s Chief Executive Officer. No failure or delay in enforcing any right will be deemed a waiver. The obligations of the Undersigned set forth in this Agreement shall survive any termination or expiration of this Agreement or any relationship between the undersigned and the Company, regardless of the reason for termination. This Agreement shall be binding upon the Undersigned and his or her personal representative, successors and assigns and shall run to the benefit of CGNT, its successors and assigns. This Agreement shall be governed by the laws of the State of Minnesota. In the event of any controversy, claim or dispute between the parties arising out of or relating to this Agreement, such controversy, claim or dispute must be filed and litigated exclusively in state or federal court in Hennepin County, Minnesota.

13. Acknowledgments. If the Undersigned is an employee, the Undersigned acknowledges and agrees that he/she is an employee at will and such employment may be terminated by the Company or the Undersigned at any time with or without cause or advance notice. The Undersigned acknowledges that the Company has advised the Undersigned to seek counsel regarding this Agreement. The Undersigned has not executed this Agreement in reliance upon any representation or promise except those contained in this Agreement. The Undersigned has read and understands this Agreement and agrees to all its terms and conditions.

IN WITNESS WHEREOF, the Company and the Undersigned have executed this Agreement effective as of hire date:     , 2017.

COGENTIX MEDICAL AND SUBSIDIARIES                         UNDERSIGNED

Signature:	Signature:

Print Name:	Karly Sybrant	Print Name:

Title:	Director, Human Resources	Address:

Date:

Date:

TEAM MEMBER CONFIDENTIALITY, INVENTIONS,

NON-COMPETE AND NON-SOLICITATION AGREEMENT

ADDENDUM

INVENTIONS COPYRIGHTABLE AND CONFIDENTIAL MATERIALS FOR WHICH TEAM MEMBER

CLAIMS EXCLUSION FROM THIS AGREEMENT

In order to identify the Undersigned’s claim of ownership, the Undersigned shall list below all of his/her present ideas, concepts, processes, improvements, INVENTIONS and copyrightable material which he/she has conceived or originated prior to his/her employment with the Company, which have not yet been patented or covered by pending applications or patent, or which have not yet been registered or covered by pending applications for registration and which he/she claims are excluded from this Agreement.

1.

2.

3.

4.

5.

6.

7.

8.

9.

10.

(If additional space is required, please use the back of this Agreement and initial the end of the list.)

The Undersigned agrees that the Company is under no obligation based on any claim of proprietary right made by the Undersigned in above listing.

Signature:	Signature:

Print Name:	Print Name:

Title:	Address:

Date:	Date: